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                                                                  EXHIBIT 10(13)

          Amendment To Stock Award Program for Non-Employee Directors
                                 August 6, 1997


On May 2, 2001, the Board of Directors approved an increase in the shares to be awarded to non-employee directors from 200 to 500 shares per year. All other provisions of the program remain in effect.